                                                                               .
                                                                               .
                                                                               .
                                                                     Exhibit 3.6

                       PRESCRIBED BY J. KENNETH BLACKWELL          ------------------------------------------
                             Ohio Secretary of State               EXPEDITE THIS FORM: (Select One)
Secretary of State        Central Ohio: (614) 466-3910             ------------------------------------------
                   Toll Free: 1-877-SOS-FILE (1-877-767-3453)      MAIL FORM TO ONE OF THE FOLLOWING:
                                                                   ------------------------------------------
                                                                             PO Box 1390
                                                                   [X] Yes
www.state.oh.us/sos                                                          Columbus, OH 43216
e-mail: busserv@sos.state.oh.us                                    *** REQUIRES AN ADDITIONAL FEE OF $100 ***
                                                                   ------------------------------------------
                                                                             PO Box 1028
                                                                   [ ] No
                                                                             Columbus, OH 43216
                                                                   ------------------------------------------



                      CERTIFICATE OF AMENDMENT BY DIRECTORS
                          OR INCORPORATORS TO ARTICLES
                                   (Domestic)
                                Filing Fee $50.00


(CHECK ONLY ONE (1) BOX)
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(1) [X] Amendment by Directors               (2) [ ] Amendment by Incorporators
    [ ] Amended by Directors   (123-AMDD)        [ ] Amended by Incorporators      (124-AMDI)

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COMPLETE THE GENERAL INFORMATION IN THIS SECTION FOR THE BOX CHECKED ABOVE.
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Name of Corporation                   Advanced Lighting Technologies, Inc.
                                      -------------------------------------------------------

Charter Number                        904931
                                      -------------------------------------------------------

[X]  Please check if additional provisions attached hereto are incorporated herein and made a part of these articles of organization.
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COMPLETE THE INFORMATION IN THIS SECTION IF BOX (1) IS CHECKED.
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Name and Title of Officer      Christopher F. Zerull                   Vice President
                               -----------------------------     ---------------------------
                               (name)                                    (title)

(CHECK ONLY ONE (1) BOX)

   [X] A meeting of the directors was duly called and held on         December 8, 2003
                                                                  ---------------------------
                                                                           (Date)

   [ ] In an writing signed by all the Directors pursuant to section 1701.54 of the ORC

The following resolution was adopted pursuant to section 1701.70(B)       1       of the ORC:
                                                                     -----------
                                                             (Insert proper paragraph number)

       See attached Exhibit A
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

--------------------------------------------------------------------------------
COMPLETE THE INFORMATION IN THIS SECTION IF BOX (2) IS CHECKED.
--------------------------------------------------------------------------------

WE, the undersigned, being all of the incorporators of the above named corporation, do certify that the subscriptions to shares have not been received and the initial directors are not named in the articles. We hereby have elected to amend the articles as follows:

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          REQUIRED
Must be authenticated (SIGNED)
by an authorized representative
     (SEE INSTRUCTIONS)

                                  -------------------------    -----------------
                                  /s/ Christopher F. Zerull    December 10, 2003
                                  -------------------------    -----------------
                                  Authorized Representative           Date


                                  Christopher F. Zerull
                                  -------------------------
                                  (Print Name)

                                  Vice President
                                  -------------------------

                                  -------------------------


                                  -------------------------    -----------------

                                  -------------------------    -----------------
                                  Authorized Representative           Date


                                  -------------------------
                                  (Print Name)

                                  -------------------------

                                  -------------------------

                                  -------------------------    -----------------

                                  -------------------------    -----------------
                                  Authorized Representative           Date


                                  -------------------------
                                  (Print Name)

                                  -------------------------

                                  -------------------------

                                    EXHIBIT A

                  (AMENDMENT TO PART A OF ARTICLE FOURTH OF THE
             SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION)

     Pursuant to a Certificate of Amendment to the Second Amended and Restated Articles of Incorporation of the Corporation filed with the Ohio Secretary of State on October 6, 1999 (the "PRIOR PREFERRED STOCK DESIGNATION"), Part A of Article Fourth of said Amended and Restated Articles of Incorporation were amended to add as a new Paragraph 3 to said Part A provisions setting forth the terms for a series of preferred stock of the Corporation entitled "Series A Convertible Preferred Shares" as duly determined, fixed and approved by the Corporation's Board of Directors in exercise of the authority to do so reserved unto said Board pursuant to Section 1701.70(B)(1) of the Ohio Revised Code and Part A, Paragraph 1 of said Article Fourth. The Corporation has, pursuant to the Prior Preferred Stock Designation, issued 761,250 Series A Convertible Preferred Shares, all of which Series A Convertible Preferred Shares are being cancelled. In further exercise of the authority to do so reserved unto said Board pursuant to Section 1701.70(B)(1) of the Ohio Revised Code and Part A, Paragraph 1 of said Article Fourth, the Corporation's Board of Directors has duly determined and adopted the following provisions as the express terms of a new series of "Series A Preferred Stock", which provisions shall supersede and replace in their entirety the terms and provisions of Paragraph 3 of Part A of said Article Fourth as heretofore in effect pursuant to the Prior Preferred Stock Designation; TO WIT, Paragraph 3 of Article Fourth, Part A of the Corporation's Second Amended and Restated Articles of Incorporation, as heretofore amended and in effect, shall, effective upon the filing with the Ohio Secretary of State of a Certificate of Amendment to the Corporation's Second Amended and Restated Articles of Incorporation setting forth the same, be further amended by amending and restating said Paragraph 3 in its entirety to read as follows:

                 3. EXPRESS TERMS OF SERIES A PREFERRED SHARES.
                    ------------------------------------------

     a. Designation. Pursuant to the authority granted to the Corporation's Board of Directors by Paragraph 1 of Part A of this Article Fourth, the Board of Directors has authorized a series of Preferred Stock for the Corporation designated as "SERIES A PREFERRED STOCK" and referred to herein as "SERIES A STOCK."

     b. Number. The number of shares constituting the Series A Stock shall be 29,000.

     c. Rank. The Series A Stock shall, with respect to dividend rights, rights on liquidation, dissolution or winding-up, rank prior to all classes of the Corporation's common stock, par value $0.001 per share ("COMMON STOCK"). All equity securities of the Corporation to which Series A Stock ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding-up or otherwise), including the Common Stock, are collectively called the "JUNIOR SECURITIES." All equity securities of the Corporation with which the Series A Stock ranks on a parity (whether with respect to dividends or upon liquidation, dissolution, winding-up or otherwise) are collectively the "PARITY SECURITIES." The respective definitions of Junior Securities or Parity Securities shall also include any rights or options exercisable for or convertible into any of the Junior Securities and Parity Securities.

     d. Dividend Rights. The holders of the outstanding Series A Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the payment of dividends, cash dividends, at the dividend rate of 8% per share per annum. Such dividends shall accrue on each such share from the date of its original issuance and shall accrue from day to day, whether or not earned or declared. Dividends on Series A Stock shall be cumulative, so that, if any such dividend or dividends shall not have been paid when due, the deficiency shall be fully paid or declared and set aside for all outstanding shares of Series A Stock before the Corporation declares, pays or sets apart for payment any dividends or other distributions (except dividends or distributions paid in shares of or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) on its Junior Securities or Parity Securities.

     e. Liquidation Rights. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the Series A Stock shall be entitled, before any payment or distribution of the Corporation's assets (whether capital or surplus) is made to or set apart for the holders of Junior Securities, to be paid the sum of one thousand dollars ($1,000.00) per share of Series A Stock plus an amount equal to all accrued but unpaid dividends (whether or not earned or declared) which have accrued thereon to the date of final distribution to such holders. In case the net assets of the Corporation, or any proceeds thereof, are insufficient to pay in full all outstanding shares of Series A Stock and any other Parity Securities the amount to which they are respectively entitled, then the entire net assets of the Corporation shall be distributed ratably to all outstanding shares of Series A Stock and any such other Parity Securities.

     Notwithstanding anything else in the Corporation's Articles of Incorporation, a liquidation, dissolution or winding-up, voluntary or involuntary, of the Corporation shall (in addition to any circumstance normally regarded as a "liquidation", "dissolution" or "winding-up") also be deemed to have occurred upon:

          (i) the acquisition of the Corporation by any one or more other entities by means of any transaction or series of related transactions (including, without limitation, any reorganization, conversion, merger or consolidation, whether of the Corporation with or into any other corporation or of any other corporation with or into the Corporation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); or

          (ii) a sale of all or substantially all of the assets of the Corporation; provided that a consolidation or merger as a result of which the holders of capital stock of the Corporation immediately before such merger or consolidation possess (by reason of such holdings) fifty percent (50%) or more of the voting power of the Corporation surviving such merger or consolidation (or other corporation which is the issuer of the capital stock into which the capital stock of the Corporation is converted or exchanged in such merger or consolidation) shall not be treated as a liquidation, dissolution or winding-up, voluntary or involuntary, of the Corporation within the meaning of this Subparagraph (e).

     f.   Voting.

          (i) Voting with Other Shares. Each share of the Series A Stock (1) shall be entitled to one vote or consent per share on all matters submitted for a vote or consent (whether or not at a meeting) of any one or more classes of the shareholders of the Corporation,
               (2) shall be entitled to one vote for each share of the Series A Stock entitled to vote or consent at such meeting, (3) shall be entitled to notice of any shareholder's meeting or consent solicitation in accordance with the Articles of Incorporation, as amended, and Code of Regulations of the Corporation, and (4) shall be entitled to vote or consent with the holders of the Common Stock on all matters submitted for a vote or consent of holders of Common Stock. If the Corporation at any time after the date of issuance of the Series A Stock pays any dividend on Common Stock in shares of Common Stock or effects a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater number of shares of Common Stock, then in each such case the number of votes or consents to which holders of Series A Stock were entitled immediately prior to such event under clause (2) of the preceding sentence of this subparagraph (f)(i) shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (ii) Actions Requiring Vote or Consent of Series A Stock. The Corporation shall not at any time, except with the written consent of the holders of a majority of the outstanding shares of Series A Stock or the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Stock at a meeting of the holders of Series A Stock duly called for such purpose, (1) authorize any class of stock ranking prior to the Series A Stock either as to rights on liquidation or as to dividends, or (2) amend, alter or repeal (by merger, consolidation, combination, reclassification or otherwise) its Articles of Incorporation or the Code of Regulations, as the foregoing may have theretofore been duly amended, so as to adversely affect the relative rights, powers, preferences or limitations of the shares of the Series A Stock provided that any such amendment that changes the dividend payable on or the liquidation preference of the Series A Stock requires the affirmative vote at a meeting of Series A Stock duly called for such purpose or written consent of the holder of each share of Series A Stock. No separate vote or consent of the Series A Stock shall be required in connection with the authorization of, or the increase of the total number of authorized shares of, any Parity Securities or Junior Securities to the Series A Stock as to rights on liquidation and as to dividends.

     g.   Redemption.

          (i) Redemption at the Holder's Option. Subject to the final sentence of this Subparagraph (g)(i), each holder of Series A Stock may require the Corporation to redeem, and upon written notice from such holder, the Corporation shall redeem, all of the outstanding shares of Series A Stock from funds lawfully available therefor, concurrently with or within twenty-one (21) days after, the consummation of any of the following events (each a "Redemption Event"): (1) a public offering of shares of Common Stock of the Corporation, or of securities convertible into or exchangeable for shares of Common Stock, pursuant to the Securities Act of 1933, (2) a reorganization, merger or consolidation with one or more other corporations as a result of which the Corporation is not the surviving corporation or the Company survives as a subsidiary (at least majority owned) of another corporation, or
               (3) the sale of substantially all of the assets and property of the Corporation to another corporation. Notwithstanding the foregoing sentence, the Corporation shall not be required to redeem any Series A Stock from any holder if holders who own in the aggregate more than fifty percent (50%) of the outstanding shares of Series A Stock waive the right to redemption in connection with the transaction or event giving rise to such right.

          (ii) Redemption at the Corporation's Option. To the extent the Corporation has funds legally available for such payment, and the Board of Directors determines, in its sole discretion, to recapitalize the debt or equity of the Corporation, or both, and, as part of such recapitalization, to redeem the Series A Stock, the Corporation, at its option, exercised under authority of its Board of Directors, may redeem all (but not less than all) of the outstanding shares of Series A Stock at a redemption price of one thousand dollars ($1000.00) per share, plus accrued and unpaid dividends thereon to the redemption date, in cash without interest.

         (iii) Procedure. The following procedure shall apply to redemptions of Series A Stock:

               (1) In any redemption of Series A Stock, the Corporation shall pay therefor in cash per share the sum of one thousand dollars ($1000.00) plus an amount equal to all declared or accumulated dividends thereon accrued and unpaid, whether declared or not, to and including the date fixed for redemption, said sum being sometimes hereinafter called the "redemption price."

               (2) Notice of any proposed redemption shall be mailed by the Corporation, postage prepaid, not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for redemption, to each holder of record of shares of Series A Stock, at such holder's address as shown on the records of the Corporation or given by such holder to the Corporation for the purpose of notice, or, if no such address appears or is given, at the place where the principal office of the Corporation is located. Such notice shall state the (A) date fixed for redemption,
                    (B) the redemption price, (C) shall call upon each holder of shares of Series A Stock to surrender to the Corporation on said date at the place designated in the notice such holder's certificate or certificates representing the shares to be redeemed, and (D) that dividends on the shares to be redeemed will cease to accrue dividends on such date fixed for redemption.

               (3) On or after the date fixed for redemption and stated in such notice, each holder of Series A Stock shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. If such notice of redemption shall have been duly given, and, if, on the date fixed for redemption, funds necessary for the redemption are available therefor, then, notwithstanding that the certificates evidencing the Series A Stock called for redemption shall not have been surrendered, the dividends with respect to such shares shall cease to accrue after such date, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the redemption price) shall terminate on said date. If fewer than all the Shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

               (4) If, on or prior to any date fixed for redemption of Series A Stock, the Corporation deposits with any bank or trust company in the State of New York, as a trust fund, a sum sufficient to redeem, on the date fixed for redemption thereof, the Series A Stock called for redemption, with irrevocable instructions and authority to pay, on or after the date fixed for redemption, the redemption price of such shares to their respective holders upon surrender of their share certificates, and if the notice described above designates such bank or trust company as the place to which such certificates are to be surrendered, such deposit shall constitute full payment of the redemption price of the shares to be redeemed, and, from and after the date fixed for redemption, such shares shall no longer be outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemption price of such shares, without interest, upon surrender of their certificates therefor. If the holders of Series A Stock so called for redemption shall not have claimed any funds so deposited prior to the end of six years from the date fixed for redemption of such shares, such bank or trust company shall subject to the mandatory requirements of any applicable law regarding abandoned or unclaimed property, thereupon pay over to the Corporation such unclaimed funds, and such bank or trust company shall thereafter be relieved of all responsibility in respect thereof to such holders, and such holders shall look only to the Corporation for payment of the redemption price.

     h. Reports. So long as any of the Series A Stock is outstanding, the Corporation will furnish the holders thereof with the quarterly and annual financial reports that the Corporation is required to file with the Securities and Exchange Commission pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 or, if the Corporation is not required to file such reports, reports containing the same financial information as would be required in such reports.

     i.   General Provisions.

          (i) The term "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary of the Corporation.

          (ii) The Series A Stock redeemed pursuant to Subparagraph 3(g), and any Series A Stock which may be surrendered to or acquired by the Corporation upon conversion, exchange, purchase or otherwise, shall revert to the status of authorized and unissued shares of the class of preferred stock authorized under the preamble paragraph of this Article Fourth and undesignated as to series and may be redesignated and reissued as part of any series of preferred stock as the Board of Directors may determine.

         (iii) The headings of the sections of these resolutions are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.



                               [End of Provisions]